Shareholder Agreement

This Shareholder Agreement, dated as of June 20, 2007 (this "Agreement"), is among Novori Inc., a Delaware corporation (the "Company"), and Harold Schaffrick (the "Stockholder"), a director, President and Chief Executive Officer of the Company.

RECITALS:

A.

The Company has requested that the Stockholder agree to convert 9,500,000 shares of common stock of the Company that the Stockholder owns (the "Shares") into shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) of the Company pursuant to the terms and conditions hereof.

NOW, THEREFORE, the parties hereto agree as follows:

I.           REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder hereby represents and warrants to the Company as follows:

1.1         Due Authority. The Stockholder has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder and consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by or on behalf of the Stockholder and, assuming his due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against it in accordance with its terms.

1.2         No Conflict; Consents.

(a) The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of his obligations under this Agreement and the compliance by the Stockholder with the provisions hereof do not and will not, conflict with or violate any law, statute, rule, regulation, order, writ, judgment or decree applicable to the Stockholder or the Shares.

(b) The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder will not, require any consent, approval, authorization or permit of, or filing with (except for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), or notification to, any government or regulatory authority by the Stockholder.

(c) Only the Stockholder has, and during the Conversion Term will have, any right, directly or indirectly, to convert or control the conversion of the Shares.

(d) The Stockholder is the record owner of the Shares free and clear, to the Stockholder’s knowledge, of any proxy or voting restriction other than pursuant to any Proxy Agreement between the Company and the Shareholder.

Novori Inc. – Shareholder Agreement – HS

II.          REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Stockholder as follows:

2.1         Due Authority. The Company has full power, corporate or otherwise, and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by or on behalf of the Company and, assuming its due authorization, execution and delivery by the Stockholder, constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms.

2.2         No Conflict; Consents.

(a) The execution and delivery of this Agreement does not, and the performance by the Company of its obligations contemplated by this Agreement and its compliance with any provisions hereof do not and will not, (i) conflict with or violate any law, statute, rule, regulation, order, writ, judgment or decree applicable to such party, (ii) conflict with or violate the Company's charter or bylaws, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company is bound.

(b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with (except for applicable requirements, if any, of the Exchange Act) or notification to, any governmental or regulatory authority by the Company.

III.         CERTAIN COVENANTS OF THE STOCKHOLDER

The Stockholder hereby covenants and agrees with the Company as follows:

3.1         Right to Convert. The Stockholder acknowledges and affirms that the execution of this Agreement by the Company will result in the right of the Stockholder, pursuant to the terms of Section 3.2 of the Agreement, to convert the Shares into the Series A Preferred Stock.

3.2         Conversion of Shares. Upon execution of this Agreement, the Stockholder shall, exercise his right to convert 9,500,000 shares of common stock into an aggregate of 9,500,000 shares of Series A Preferred Stock on a 1 for 1 basis in accordance with Section 3.3 hereof. In connection therewith, the Company agrees to provide a written notice to the Stockholder of the Record Date within 48 hours after it has been fixed by the Company.

3.3         Procedure for Conversion. In order to convert the Shares into Series A Preferred Stock, the Stockholder shall surrender the applicable certificate or certificates, duly endorsed, at the office of the Company or transfer agent for the Shares.

Novori Inc. – Shareholder Agreement – HS

Thereupon, the Company shall promptly issue and deliver to the Shareholder a certificate or certificates for the number of shares of Series A Preferred Stock to which the Shareholder is entitled. The Shareholder entitled to receive the shares of Series A Preferred Stock issuable upon the conversion shall be treated for all purposes as the record holder of such shares of Series A Preferred Stock on such date.

3.4         Transfer of Shares.

(a) Except pursuant to the Proxy Agreement, prior to the conversion of the Shares the Stockholder shall not, and shall not permit anyone else to, (i) sell, tender, encumber, pledge, assign or otherwise dispose of any of the Shares, (ii) deposit the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto, or (iii) enter into any contract, option or other legally binding undertaking providing for any transaction listed in (i) or (ii) of this Section 3.4, unless prior thereto the proposed transferee or pledgee shall have entered into a written agreement with the Company, containing terms and conditions satisfactory to the Company, in which such transferee or pledgee shall agree to be bound by all the terms and conditions of this Agreement.

(b) The Stockholder agrees to take such further action and execute such other instruments as may be reasonably necessary to effectuate the intent of this Agreement.

3.5         Legend. The Company agrees it will use commercially reasonable efforts to, and will instruct the custodian of the Series A Preferred Stock to, tender to the Shareholder, within 10 days after the date hereof, the certificates representing the Series A Preferred Stock and the Company will inscribe upon such certificates the following legend: "The shares of Series A Convertible Preferred Stock of Novori Inc. (the "Company") represented by this certificate are subject to certain rights, privileges, restrictions and conditions, and the Company shall furnish on demand and without charge, a full copy of the text of the rights, privileges, restrictions and conditions attached to each class of shares authorized to be issued and to each series in so far as the same have been fixed by the directors, and the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series."

IV.          CONSIDERATION

The Company shall not pay any consideration to the Stockholder at the time of the conversion of Shares required to be converted pursuant to this Agreement hereof.

Novori Inc. – Shareholder Agreement – HS

V.           MISCELLANEOUS; GENERAL PROVISIONS

5.1         Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

5.2         Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof.

5.3         Amendments. This Agreement may not be modified, amended, waived, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

5.4         Assignment. This Agreement may not be assigned by either party hereto by operation of law or otherwise without the other party's consent and is binding on each party's successors and permitted assignees.

5.5         Parties in Interest. This Agreement is binding upon, and shall inure solely to the benefit of, each party hereto and nothing in this Agreement, express or implied, is intended to or will confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

5.6         Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached. It is accordingly agreed that the parties will be entitled to specific relief hereunder including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in any state or federal court in the State of Delaware, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived.

5.7         Governing Law; Jurisdiction and Venue. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to its rules of conflict of laws. The parties hereto hereby irrevocably and unconditionally consent to and submit to the exclusive jurisdiction of the federal and state Delaware courts for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any litigation relating thereto except in such courts), waive any objection to the laying of venue of any such litigation in such Delaware courts and agree not to plead or claim in any such Delaware court that such litigation brought therein has been brought in any inconvenient forum.

Novori Inc. – Shareholder Agreement – HS

5.8         Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

Novori Inc.

By:

/s/ Mark Neild
___________________________
Mark Neild
Chief Financial Officer

Stockholder:

/s/ Harold Schaffrick
___________________________
Harold Schaffrick
Stockholder

Novori Inc. – Shareholder Agreement – HS